Exhibit (12)(a)

Compass Bancshares, Inc. and Subsidiaries
Ratio of Earnings to Combined Fixed Charges and Preferred Stock Dividends
Nine Months Ended September 30, 1994 and 1993


                                                        Nine Months Ended
                                                          September 30,
                                                   --------------------------
                                                      1994            1993
                                                   ----------      ----------
                                                         (in Thousands)
Pretax income                                      $ 110,831       $ 105,213
Add fixed charges:
  Interest on deposits                               132,992         121,166
  Interest on borrowings                              37,194          27,617
  Portion of rental expense representing
    interest expense                                   2,081           1,884
                                                   ----------      ----------
      Total fixed charges                            172,267         150,667
                                                   ----------      ----------
    Income before fixed charges                    $ 283,098       $ 255,880
                                                   ==========      ==========

Total fixed charges                                $ 172,267       $ 150,667
Preferred stock dividends                                -             1,531
Tax effect of preferred stock dividends                  -               860
                                                   ----------      ----------
Combined fixed charges and preferred stock
  dividends                                        $ 172,267       $ 153,058
                                                   ==========      ==========

Pretax income                                      $ 110,831       $ 105,213
Add fixed charges (excluding interest on
 deposits):
  Interest on borrowings                              37,194          27,617
  Portion of rental expense representing
    interest expense                                   2,081           1,884
                                                   ----------      ----------
      Total fixed charges                             39,275          29,501
                                                   ----------      ----------
    Income before fixed charges (excluding
      interest on deposits)                        $ 150,106       $ 134,714
                                                   ==========      ==========

Total fixed charges                                $  39,275       $  29,501
Preferred stock dividends                                -             1,531
Tax effect of preferred stock dividends                  -               860
                                                   ----------      ----------
Combined fixed charges and preferred stock
  dividends                                        $  39,275       $  31,892
                                                   ==========      ==========

Ratio of Earnings to Fixed Charges:
  Including interest on deposits                       1.64x           1.67x
  Excluding interest on deposits                       3.82x           4.22x


Exhibit (12)(b)

Compass Bancshares, Inc. and Subsidiaries
Ratio of Earnings to Fixed Charges
Nine Months Ended September 30, 1994 and 1993

                                                        Nine Months Ended
                                                          September 30,
                                                   --------------------------
                                                      1994            1993
                                                   ----------      ----------
                                                         (in Thousands)
Pretax income                                      $ 110,831       $ 105,213
Add fixed charges:
  Interest on deposits                               132,992         121,166
  Interest on borrowings                              37,194          27,617
  Portion of rental expense representing
    interest expense                                   2,081           1,884
                                                   ----------      ----------
      Total fixed charges                            172,267         150,667
                                                   ----------      ----------
    Income before fixed charges                    $ 283,098       $ 255,880
                                                   ==========      ==========

Pretax income                                      $ 110,831       $ 105,213
Add fixed charges (excluding interest on
 deposits):
  Interest on borrowings                              37,194          27,617
  Portion of rental expense representing
    interest expense                                   2,081           1,884
                                                   ----------      ----------
      Total fixed charges                             39,275          29,501
                                                   ----------      ----------
    Income before fixed charges (excluding
      interest on deposits)                        $ 150,106       $ 134,714
                                                   ==========      ==========

Ratio of Earnings to Fixed Charges:
  Including interest on deposits                       1.64x           1.70x
  Excluding interest on deposits                       3.82x           4.57x

